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June 17, 2009

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (“Agreement”), dated June 17, 2009 by and between Elephant Talk Communications, Inc., a corporation organized under the laws of the State of California (“Elephant Talk”), and Validsoft Limited, an entity organized under the laws of the Republic of Ireland (“Validsoft”).

RECITALS

WHEREAS, Elephant Talk is the owner of mobile virtual network operator products;

WHEREAS, Validsoft is the owner of innovative real-time telecommunication products using mutual authentication and transaction verification software which are focused on identification verification, fraud prevention, false positive reduction and business enablement;

WHEREAS, the parties believe it is in their mutual best interest to collaborate to develop and commercialize products using the above Elephant Talk and Validsoft products pursuant to the terms and conditions hereof; and

WHEREAS, the parties desire to establish the rights and obligations of Elephant Talk and Validsoft with respect to the development, distribution, marketing and sale of joint product(s) encompassing the foregoing Elephant Talk and Validsoft products pursuant to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and mutual and dependent promises set forth herein, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

1.1           Certain Definitions.

“Affiliate” shall mean any Person which controls, is controlled by or is under common control with a party to this Agreement.  For the purpose of this Agreement “control” shall mean the direct or indirect ownership and having the power to vote on the affairs of the Person actually controlled by, controlling or under common control with a party to this Agreement.

“Commissions” shall have the meaning set forth in Section 4.2.

“Confidential Information” shall have the meaning set forth in Section 5.1(a).

“Elephant Talk IP” means all Intellectual Property owned by Elephant Talk relating to or arising from any and all Elephant Talk Products.

“Elephant Talk Products” shall mean a mobile virtual network operator product, which include all standard fixed line services like originating and terminating national and international voice and data calls (including toll free, shared revenue and VOIP calls) and all services included in Elephant Talk’s mobile virtual network enabling platform which is comprised of an in-house developed integrated IN/CRM/Billing platform and network elements such as switches, HLR, STP, USSD, SMS-C, MMS-C, WAP gateway, OTA, OTA handset and GGSN/SGSN,together in each case, all improvements, enhancements and variations thereto including those undertaken or effected pursuant to this Agreement.

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“Intellectual Property” shall mean: (a) patents, patent applications of any kind, patent rights, inventions, discoveries and invention disclosures (whether or not patented);  (b) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing; (c) copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above; (d) rights in know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, Beta testing procedures and Beta testing results; (e) any and all other intellectual property rights and/or proprietary rights relating to any of the foregoing; and (f) goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement and misappropriation against third parties, in each case which subsist or will subsist now or in the future in any part of the world.

“Collaborative Business” the business to be pursued by the parties pursuant to this Agreement, for the parties to co-operate and act together for the marketing and sale of their respective products, which are to be coupled for joint benefit.

“Losses” shall have the meaning set forth in Section 6.1(a).

“Net Revenue” shall mean the amount of profits and revenues actually collected by or on behalf of Elephant Talk or Validsoft, as the case may be, for sales of Products, less the following deductions with respect to Products:

(i)           value added, excise, sales and other consumption taxes and customs duties to the extent included in the invoice price to customers or paid by Elephant Talk or Validsoft, as the case may be (excluding taxes based on Elephant Talk’s and Validsoft’s income);

(ii)           all reasonable freight, postage and shipping, insurance and other transportation charges to the extent included in the invoice price to customers or paid by Elephant Talk or Validsoft, as the case may be;

(iii)           all amounts repaid or credited by reason of recalls, rejections or return of Products;

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(iv)           to the extent agreed between the Parties or included in any agreed business plan, direct and external accounting, legal, administrative and marketing costs and expenses relating to the distribution, marketing and sale of Products reasonably incurred by Elephant Talk or Validsoft, as the case may be;

(v)           all Commissions payable to Elephant Talk, Validsoft, mobile network operators and/or any other reseller; and

(vi)           any direct third party costs paid or due to be paid to carriers which are necessary for sales and paid by either party, and which shall be recognized in the actual currency of billing with respect to such costs.

“Net Sales Price” shall mean the sales price of each Product sold and collected by, or on behalf of, Elephant Talk or Validsoft, as the case may be, less the following deductions:

(i)           value added,  excise, sales and other consumption taxes and customs duties to the extent included in the invoice price to customers or paid by Elephant Talk or Validsoft, as the case may be (excluding taxes based on Elephant Talk’s and Validsoft’s income);

(ii)           all reasonable freight, postage and shipping, insurance and other transportation charges to the extent included in the invoice price to customers or paid by Elephant Talk or Validsoft, as the case may be;

(iii)           all amounts repaid or credited by reason of recalls, rejections or return of Products;

(iv)           to the extent agreed between the Parties or included in any agreed business plan, direct and external accounting, legal, administrative and marketing costs and expenses relating to the distribution, marketing and sale of Products reasonably incurred by Elephant Talk or Validsoft, as the case may be; and

(v)           any direct third party costs paid or due to be paid to carriers which are necessary for sales and paid by either party, and which shall be recognized in the actual currency of billing with respect to such costs.

“Person” shall mean any individual, corporation, limited liability company, limited liability partnership, general partnership, limited partnership, company, joint venture, voluntary association, unincorporated organization, trust, estate, other entity or government (or any agency, instrumentality or political subdivision thereof).

“Products” shall mean products developed, distributed, marketed and sold by or on behalf of Elephant Talk or Validsoft that encompasses or bundles together any Elephant Talk Products and any Validsoft Products in the Collaborative Business.

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“Target Markets” shall be the following:

(1)	Card Present (CP) ATM and POS fraud and false positive detection, identification and resolution;

(2)	Card Not Present (CNP) transactions - detection, identification and resolution;

(3)	telecommunications based authentication and transaction verification;

(4)	virtual private network/extranet authentication and identity/credentials verification;

(5)	Microsoft outlook web access (OWA), Citrix, Cisco, Juniper - authentication and identity/credentials verification;

(6)	fraud detection/prevention based lookup and mobile location solutions,

to the financial services industry, government, government agencies and semi-state bodies.

“Validsoft IP” means all Intellectual Property owned by Validsoft relating to or arising from any and all Validsoft Products.

“Validsoft Products” shall mean the following software products developed by ValidSoft:

VALid-POS™ - Card-Present, ATM and POS (point of sale) fraud prevention solution from Validsoft that provides Real-Time fraud detection, false positive reduction and utilizes the underlying VALid® functionality to also provide real-time resolution. VALid-POS provides invisible transaction verification capability that assists banks in determining whether the genuine customer is conducting the card-based transaction.

VALid® - Real-Time Interactive Voice Response (IVR) Internet mutual authentication and transaction verification solution that provides holistic multi-channel approach to fraud prevention. VALid-IVR provides outbound and inbound telephony all with configurable Transaction Verification. VALid-IVR integrates with Text-To-Speech (TTS), Speech Recognition and Voice Biometrics functionality to provide the highest level of secure authentication. VALid® provides the Real-Time Resolution capability for VALid-POS™.

VALid-VPN – Real-Time telecommunications based Virtual Private Network client that allows users to gain secure remote access to an organization’s protected network. Remote network access is becoming a greater issue for many organizations through the growth of home working, remote workers, extended enterprises and disaster recovery and business disruption planning. VALid-VPN supports major VPN servers including Citrix (multiple) and Juniper.

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VALid-OWA - Real-Time telecommunications based Outlook Web Access client that provides secure access for Microsoft Exchange remote users. Currently many Exchange sites disallow remote access through OWA due to security concerns. VALid-OWA solves this problem and, through its zero client-footprint model, enables instant wide scale distribution.

 together in each case, all improvements, enhancements and variations thereto including those undertaken or effected pursuant to this Agreement.

ARTICLE 2. COLLABORATION

2.1           Management.  The annual budget of Elephant Talk and Validsoft devoted to the distribution, marketing and sale of Products shall be determined and mutually agreed upon by the parties. Each party shall comply with all laws, rules and regulations applicable to it in the development, distribution, marketing and sale of Products.  Any amendment to any business plan previously agreed upon by the parties shall require consent of both parties.

2.2           Target Markets.  The parties shall concentrate the distribution, marketing and sale of Products in the Target Markets.

2.3           Pricing.  The prices for Products shall be mutually agreed upon by the parties.

2.4           Elephant Talk Obligations.  Elephant Talk shall be responsible for the following:

(a)           dealings with telecom elements and the recruitment of mobile network operators as resellers;

(b)           jointly with Validsoft, software development (including where Validsoft agrees using Elephant Talk’s China operations on an outsource basis, at a cost plus ***); and

(c)           jointly with Validsoft, the re-applying and relevant integration and joining of the Elephant Talk Products and Validsoft Products to form the Products and to expand the Products for the Target Market, at all times to mutual advantage.

2.5           Validsoft Obligations.  Validsoft shall be responsible for the following:

(a)           jointly with Elephant Talk, software development (including where Validsoft agrees using Elephant Talk’s China operations on an outsource basis, at a cost plus 10% price); and

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(b)           jointly with Elephant Talk, the re-applying and relevant integration and joining of the Elephant Talk Products and Validsoft Products to form the Products and to expand the Products for the Target Market, at all times to mutual advantage.

2.6           License.  Elephant Talk hereby grants to Validsoft a non-exclusive, worldwide, fully paid-up, royalty free license with respect to the Elephant Talk IP to the extent necessary for the distribution, marketing and sale of Products.  Validsoft hereby grants to Elephant Talk a non-exclusive, worldwide, fully paid-up, royalty free license with respect to the Validsoft IP to the extent necessary for the distribution, marketing and sale of Products.

2.7           Resellers and Distributors.  Upon mutual agreement by the parties, the parties may appoint, on a non-exclusive basis, mobile network operators, resellers and other distributors to market, distribute and sell Products.

2.8           Non-Exclusivity.  Nothing in this Agreement shall be construed or deemed to restrict or prohibit Elephant Talk from developing, marketing, distributing or selling any Elephant Talk Products or any of its other products.  Nothing in this Agreement shall be construed or deemed to restrict or prohibit Validsoft from developing, marketing, distributing or selling any Validsoft Products or any of its other products.

2.9          Restricted Business. In order to assure to the other the full benefit of this Agreement, each Party undertakes on its own behalf, and undertakes to procure that each of its Affiliates, shall not directly or indirectly (whether as principal, shareholder, partner, employees, agents or otherwise), and whether on its own account or in conjunction with or on behalf of any other Person, during the Restricted Period carry on or be engaged, concerned or interested in a business which competes with the sale of the Products, and further that it will not enter into any agreement or arrangement with any third party which is engaged in business in competition with the other party to this Agreement in relation to the Target Market, the intent or effect of which is to be materially prejudicial to the interests of the other party.  For the purpose of this Section 2.9, the Restricted Period shall be the term of this Agreement, and a period of 12 months thereafter.

2.10           Reasonable Endeavors.  Each party undertakes to the other to use all reasonable endeavors to promote and extend sales of the Products, and to exploit the rights arising in the Collaborative Business to the intent of maximization of Net Revenues to the benefit of both of the parties.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of Elephant Talk.  Elephant Talk represents to Validsoft as follows:

(a)           Organization and Corporate Power.  Elephant Talk is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

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           (b)           Authority; No Violation.  Elephant Talk has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Elephant Talk of this Agreement has been duly and validly authorized and approved by all necessary actions of Elephant Talk.  Neither the execution, delivery or performance of this Agreement by Elephant Talk, nor compliance by Elephant Talk with any of the terms or provisions hereof, will violate, conflict with, or result in a breach or default under any provision of the organizational documents of Elephant Talk or violate any applicable law, rules or regulations.

(c)           Ownership of Intellectual Property.  Elephant Talk (i) is the owner of the Elephant Talk IP, and (ii) no Person has asserted any infringement or ownership claim, formal or informal, with respect to the Elephant Talk IP and (iii) any Intellectual Property rights or interests of any Persons in or to any part of the Elephant Talk Product is and will remain properly and lawfully licensed for all purposes contemplated by this Agreement.

3.2           Representations and Warranties of Validsoft.  Validsoft represents to Elephant Talk as follows:

(a)           Organization and Corporate Power.  Validsoft is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland.

(b)           Authority; No Violation.  Validsoft has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Validsoft of this Agreement has been duly and validly authorized and approved by all necessary actions of Validsoft.  Neither the execution, delivery or performance of this Agreement by Validsoft, nor compliance by Validsoft with any of the terms or provisions hereof, will violate, conflict with, or result in a breach or default under any provision of the organizational documents of Validsoft or violate any applicable law, rules or regulations.

(c)           Ownership of Intellectual Property.  Validsoft (i) is the owner of the Validsoft IP, and (ii) no Person has asserted any infringement or ownership claim, formal or informal, with respect to the Validsoft IP (iii) any Intellectual Property rights or interests of any Persons in or to any part of the ValidSoft Product is and will remain properly and lawfully licensed for all purposes contemplated by this Agreement.

ARTICLE 4. NET REVENUE AND COMMISSIONS

4.1           Net Revenue.  Elephant Talk and Validsoft shall *** share in the Net Revenue generated from the sale of Products.  Estimated Net Revenue payments shall be made on a weekly basis (the “Estimated Weekly Payments”).  ***

4.2           Commissions.  Elephant Talk is entitled to commissions from the sale of Products equal to *** of the Net Sales Price of each Product directly sold by Elephant Talk.  Validsoft is entitled to commissions from the sale of Products equal to *** of the Net Sales Price of each Product directly sold by Validsoft.  The commission payable under this Section is hereinafter referred to as the “Commissions”.  Commissions shall be calculated by each party on a calendar quarterly basis and paid pursuant to Section 4.1.

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4.3           Books and Records.  Each party shall maintain accurate books and accounts of record in connection with the calculation of the Net Revenue (and items used in the calculation of Net Revenue) and Commissions (and items used in the calculation of Net Sales Price) in sufficient detail to permit accurate determination of Net Revenue and Commissions.  Elephant Talk and Validsoft shall each have the right (but is not obligated) to inspect, review and make copies of such books and accounts.  Such books and accounts shall be maintained for a period of five (5) years from the end of each year in which sales of Products occurred.  To ensure that the proper Net Revenue and Commission payment is made, each party shall have the right to audit the other party’s books and accounts.  If any such audit reveals that an underpayment in Net Revenue and/or Commissions has occurred, then the auditing party shall provide notice to the other party of such underpayment.  In the event that the other party does not dispute the audit results, such other party shall pay to the auditing party the amount of such underpayment plus interest accrued thereon at the rate of 1.5% above ECB (REFI) during the period from the date the Net Revenue and/or Commission payment was to be paid and ending on the date that the underpayment and interest is paid by the other party.  In addition, if an audit reveals an underpayment of greater than five percent (5%) of the aggregate Net Revenue and Commissions amount that was paid for such calendar quarter then the other party shall reimburse the auditing party for the reasonable fees and expenses incurred by the auditing party in conducting the audit. Any such reimbursement shall be without prejudice to any other right or remedy available to the auditing party arising from such underpayment.

ARTICLE 5.  COVENANTS

5.1           Confidentiality.

(a)           Each of the parties acknowledges that it will be given access to confidential and proprietary information regarding the other parties (the “Confidential Information”).  For the purposes of this Agreement, Confidential Information includes, but is not limited to, patents, trademarks, product development data, customer lists, marketing information, product samples, prototypes, drawings, photographs, competitive strategies, trade secrets, know how and other Intellectual Property.  The receiving party acknowledges that the Confidential Information remains the property of disclosing party.  The receiving party shall not, either during the term of this Agreement or thereafter, disclose any Confidential Information to any Person and will not use the Confidential Information for any purpose other than in the performance of its obligations hereunder.  The confidentiality and non-use obligations of this Agreement shall not apply to (i) information that, at the time of disclosure to the receiving party, is in the public domain; (ii) information that, after disclosure to the receiving party, becomes part of the public domain by publication or otherwise, except by breach of this Agreement by the receiving party; (iii) information that the receiving party can establish by written evidence was lawfully in the receiving party’s possession at the time of disclosure to the receiving party by the disclosing party without any obligation on the part of the receiving party to treat such information as confidential; (iv) information disclosed to the receiving party by a third party after the time of disclosure hereunder which the third party has the right to disclose without restriction; (v) information that is independently developed by the receiving party without use or reference to the disclosing party’s Confidential Information; and (vi) information that the receiving party is compelled to disclose pursuant to a subpoena or other legal process, provided that the receiving party shall promptly notify the disclosing party in writing of such compelled disclosure and will cooperate with the disclosing party’s efforts to protect the confidentiality of such information, at the disclosing party’s expense.  The receiving party shall have the burden of proving that any of the foregoing exceptions are applicable.  Upon termination of this Agreement, the receiving party shall return to the disclosing party all tangible copies of Confidential Information and destroy all notes, memoranda, workpapers, extracts and the like containing Confidential Information.

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(b)           The receiving party understands that the Confidential Information constitute unique and valuable trade secrets of the disclosing party and acknowledges that the breach of the provisions of Section 5.1(a) of this Agreement may result in irreparable harm to disclosing party for which monetary damages may be inadequate.  Accordingly, the receiving party agrees that in the event of any breach or threatened breach by the receiving party or any of its employees or agents of Section 5.1(a), the disclosing party may seek to obtain temporary or permanent injunctive relief or other equitable relief from any court of competent jurisdiction, in addition to any other remedies available to it, without the requirements of proving actual damages or posting bond, and the receiving party will not claim as a defense to such petition for injunctive relief that the disclosing party has an adequate remedy at law.

5.2           Ownership of Intellectual Property.    The parties acknowledge and agree that nothing in this Agreement shall be construed to grant a party any right, title, interest or license to or in any Intellectual Property owned by the other party.  Neither party shall, during the term of this Agreement or at any time thereafter:

(a)            attack or challenge the validity of, or the other party’s rights and title to, such other party’s Intellectual Property;

(b)            claim any right, title, or interest in or to the other party’s Intellectual Property;

(c)             register, or apply for registration, for Intellectual Property protection for the other party’s Intellectual Property;

(d)            adopt any names or marks that incorporates the other party’s Intellectual Property anywhere in the world;

           (e)            use anywhere in the world any mark or design identical or likely to cause confusion with the other party’s Intellectual Property; or

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(f)           independently seek to claim or register any Intellectual Property arising in any Product of the Collaborative Business that are not derived from, improvements on or enhancements or variations to (in the case of Elephant Talk) the Elephant Talk Products (or in the case of Validsoft) the Validsoft Products.
5.3           Database.  Subject to applicable law, any obligation of confidentiality and any other contractual rights binding on the party owning such database or customer list, each party shall have the right to access and use any databases or customer lists developed by or on behalf of the other party with respect to the marketing, distribution or sale of Products.

5.4           Each party undertakes to procure that each of its Affiliates shall comply with the provisions of this Section 5.

5.5           Each party agrees that during the term of this Agreement and for a period of 1 year following the termination of this Agreement, not to solicit or induce any officer, employee, agent or contractor of the other party or any of its Affiliates involved with the development or sale of (in the case of Elephant Talk) the Elephant Talk Products or (in the case of Validsoft) the Validsoft Product to terminate their employment or engagement with the other party or its Affiliate (as appropriate); provided, however, that a party shall not be deemed to be in violation of this Section 5.5 if a party directly or indirectly participates in a general solicitation of employment to which employees of the other party or its affiliates respond.

ARTICLE 6. INDEMNIFICATION

6.1           Indemnification.

(a)           Elephant Talk shall indemnify, defend and hold Validsoft and its directors, officers, employees and agents, harmless from and against any and all claims, demands, actions, causes of action, judgments, losses, liabilities, costs and expenses of any kind, nature and description, including but not limited to reasonable attorneys’ fees and other litigation expenses (collectively, “Losses”), arising from or related to Elephant Talk’s breach of any of its warranties, covenants or representations contained herein.

(b)           Validsoft shall indemnify, defend and hold Elephant Talk and its directors, officers, employees and agents, harmless from and against any and all Losses arising from or related to Validsoft’s breach of any of its warranties, covenants or representations contained herein.

(c)           In the event that the indemnified party to seek indemnification under this Section 6.1, it shall promptly, after receiving notice of the indemnifiable claim, inform the indemnifying party of such claim and shall simultaneously furnish to the indemnifying party a written description of such claim and a copy of any legal papers served upon the indemnified party which relate to such claim.  The indemnifying party, at its sole expense, shall assume the defense of any claim for which the indemnified party is entitled to indemnification under this Section 6.1 through counsel of the indemnifying party’s choice.  The indemnified party may elect to have its own counsel participate in such matter at the indemnified party’s cost.  However, if the indemnifying party assumes the defense of the claim on behalf of the indemnified party and the indemnified party reasonably believes that counsel representing the indemnifying party has a conflict of interest that would preclude the it from adequately representing the indemnified party, then the indemnified party may appoint its own counsel acceptable to the indemnifying party at the indemnifying party’s expense.  If the indemnifying party requests, the indemnified party shall provide reasonable assistance to the indemnifying party, at the indemnifying party’s expense, in connection with the defense of any such claim.  Neither party may consent to any judgment against or agree to any settlement affecting the other party without the prior written approval of such other party, which approval shall not be unreasonably withheld.

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6.2           Limitation of liability
Parties will see to it that they make no representations or warranties concerning products and services of the other Party, other than those which are consistent with that Party’s own representations and warranties, as set forth in this Agreement. Parties will not accept any liability for damages, suffered by the purchasers, related to the other Parties’ (non) performances under the Agreement. Parties fully indemnify each other against any and all of such claims, including but not limited to all costs directly or indirectly arising out of such claim, such as reasonable costs for legal assistance.

A Party can only be held liable for direct damages resulting from an attributable failure of its obligations under the Agreement. Direct damages in this respect exclusively mean:
(a)	all reasonable costs incurred by the other Party in order to have the liable Party’s performances meet its obligations under the Agreement.
(b)	all reasonable costs incurred by the other Party in order to prevent or limit any direct damages as meant in this article.
(c)	all reasonable costs incurred by the other Party in order to establish the nature and scope of the direct damages as meant in this article.

The direct damages as meant in this article will be limited to a maximum amount of 20.000,- euro for all events (connected or not) in any period of 12 calendar months. In the event of death, physical injury or damage to things, Party’s liability will be limited to an amount of 50.000,- euro.

Any and all liability for indirect damages, including but not limited to consequential damages, loss of profit, loss of turnover and damage of reputation, is excluded.

ARTICLE 7.  TERM AND TERMINATION

7.1           Term.  The term of this Agreement shall commence on the date hereof and shall continue and remain in full force and effect until ten (10) years from the date of this Agreement unless earlier terminated pursuant to Section 7.3.  Unless earlier terminated pursuant to Section 7.3 or if a party provides notice to the other party of its intent not to renew this Agreement three (3) years prior to the expiration of the initial term or any renewal term, this Agreement shall automatically renew after the initial term, or any renewal term, for an additional term of five (5) years without any further action by any of the parties.

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7.2                      Amendment
Six months after the date of this Agreement, parties will review the content of this Agreement and will replace this Agreement by a revised version before 1 June 2010. Parties will take the basics of this Agreement as starting point.

7.3           Termination.  Either party may terminate this Agreement, as follows:

(a)           upon written notice, if the other party breaches any material term of this Agreement and fails to cure the breach (if such breach may be reasonably cured) within thirty (30) days after it receives written notice from the other party; or

(b)           with or without notice, if the other party has a receiver appointed for its assets, files a petition for relief from its creditors under applicable bankruptcy laws or becomes subject to an involuntary petition under applicable bankruptcy laws which is not discharged or stayed within thirty (30) days after commencement.

(c)            without prejudice to the generality of sub Section 7.3 (a) above, if the other party challenges or disputes the validity or ownership of any of the terminating party's Intellectual Property or the other party is in breach of its confidentiality obligations under Section 5 or if the other party undergoes any change in legal or beneficial ownership or control, except to the parties, or to any Persons collectively controlling either party at the date of this Agreement.

(d) upon written notice in the event that a third party acquires a majority interest in the voting rights or the share capital of the other Party.

7.4           Effect of Termination.  In the event of termination of this Agreement pursuant to Section 7.3, this Agreement will no longer have any effect except that (a) this Section 7.4 and Sections 4.1, 4.2, 4.3, 5.1, 5.3, 5.4, 5.5, 6.1 and 8.1 hereof will survive any termination of this Agreement, and (b) Elephant Talk or Validsoft, as the case may be, shall continue to be responsible for the maintenance and support for Elephant Talk Products or Validsoft Products, as the case may be, underlying any Product pursuant to any agreement, warranty or reseller agreement which is in force at the date of termination.

7.4           Notwithstanding Section 7.4, following termination of this Agreement, one party's right of access to and use of the other party's database pursuant to Section 5.3 above shall cease on such termination, save in respect of that database arising (to either or both of the parties) during the term of this Agreement and in respect of the Collaborative Business and the Products, which database shall continue to be shared pursuant to Section 7.4.

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ARTICLE 8.  MISCELLANEOUS

8.1           Miscellaneous.

(a)           This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all previous undertakings, agreements and representations between the parties, written or oral, with respect to the subject matter hereof.  No modification or amendment of any provisions of this Agreement shall be binding upon either party hereto unless the same shall be in writing and duly executed by a duly authorized representative of both parties hereto.  No waiver by either party of any of its rights hereunder shall be effective unless in writing and signed by the party to be charged therewith. Any waiver of breach pursuant to this Agreement shall not be a waiver of any other subsequent breach.

(b)           In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and such unenforceable provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of the invalid or unenforceable part or provision in a valid and enforceable manner.

(c)           All notices, requests or communications required or permitted to be given hereunder shall be addressed to the party’s address set forth herein below in writing and shall be deemed to have been received: (i) when received if hand delivered, or (ii) the next business day after being sent by an national recognized overnight courier, in each case addressed to the party at its address given above, or to another address which may subsequently be specified in writing to a party pursuant to this Section.

If to Elephant Talk:	If to Validsoft:
Elephant Talk Communications, Inc. Schipol Boulevard 249 1118 BH Luchthaven Schipol Netherlands Attn:	Validsoft Limited Victoria House 64 Paul Street London EC2A United Kingdom Attn:
With a copy to:	With a copy to:
Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 USA Attn: Barry I. Grossman, Esq.	Wollastons LLP Brierly Place New London Road Chelmsford Essex CM2 OAP United Kingdom Attn: Nicholas Burnett Esq.

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(d)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same document.  Delivery by such counterparts by electronic transmission shall not impair the validity thereof.

(e)           All section headings in this Agreement have been included herein for reference purposes only and are not to be used in the interpretation of this Agreement.

(f)           This Agreement constitutes the joint product of the parties hereto.  Each provision has been subject to the mutual consultation and agreement of the parties and shall not be construed for or against either of them by reason of authorship.

(g)           This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.  The parties agree that any action, suit or proceeding arising out of or relating to this Agreement shall be brought exclusively in the Netherlands.  The parties further agree that service of process shall be proper if served pursuant to the notice methods set forth in Section 8.1(c).

(h)           Subject to Article 6, each of the parties will bear its respective own expenses in connection with the negotiation, execution, delivery and performance of this Agreement.

(i)           This Agreement may not be assigned by a party without the prior written consent of the other parties.  This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

(j)           Nothing in this Agreement, and no action taken by the parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership between the parties or shall constitute either party as the agent, employee or representative of the other.

(k)           The invalidity of unenforceability of any term or of any right arising under this Agreement shall not adversely affect the validity or enforceability of the remaining terms and rights.  In the event the invalid or unenforceable provision is material in the context of this Agreement, the parties shall in good faith agree to a mutually satisfactory replacement which accomplishes to the extent possible, the original business purpose and intent of the invalid or unenforceable provision in a valid manner.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”
June 17, 2009

(l)           All transactions entered into between either party (or any of its Affiliates) and the other or any third party pursuant to this Agreement shall be conducted in good faith and on the basis set out or referred to in this Agreement or, if not provided for in this Agreement, as may be agreed by the parties and, in the absence of such agreement, on an arms length basis.  Each party shall at all times act in good faith towards the other and shall use all reasonable endeavours to ensure that this Agreement is observed on a good faith basis.  Each Party shall do all things necessary and desirable to give effect to the spirit and intention of this Agreement.

(m)           Notwithstanding Section 8.1(g) above jurisdiction and proceedings all notices, claims, disputes and all other matters in or relating to this Agreement and dealings between the parties shall be conducted in the English language.  If this Agreement is translated into any language other than English, the English language text shall prevail.

(n)           In the event of a dispute arising from this Agreement, such dispute will first be submitted to the chief executive officer of each party for resolution.  The chief executive officer of each party shall negotiate in good faith to resolve such dispute for a period not to exceed thirty (30) days.  In the event that the chief executive officers of both parties have been unable to reach accord using the procedures set forth in the foregoing sentence in such thirty day time period, and only if such is the case, either party may seek final resolution of the matter through binding arbitration.  Any such arbitration will be held in the Netherlands in accordance with the then existing arbitration rules of the Netherlands and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The decision of the arbitrator shall be final and binding on the parties and shall be accompanied by a written opinion of the arbitrator explaining the arbitrator’s rationale for the decision.  The party losing the arbitration shall pay all fees and costs of the arbitrator.   The intent of the Parties is that except for the entering of an arbitration order in a court of competent jurisdiction, disputes will be resolved finally in arbitration as provided above, without appeal, and without recourse to litigation in the courts.  From and after the commencement of a dispute with respect to this Agreement and continuing through the date upon which such dispute is resolved by the parties, payments related solely to the issue in dispute shall cease for the term in which such dispute is unresolved and any payments unrelated to the issue in dispute shall continue to be made.

[SIGNATURES TO FOLLOW]

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”
June 17, 2009

IN WITNESS WHEREOF, the parties hereto have caused this Collaboration Agreement to be executed by their duly authorized respective representatives as of the day and year written above.

ELEPHANT TALK COMMUNICATIONS, INC.

By:	/s/ Steven van der Velden
Name: Steven van der Velden
Title: CEO

VALIDSOFT LIMTED

By:	Patrick H. Carroll
Name: Patrick H. Carroll
Title: CEO